UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 22, 2016

Gladstone Commercial Corporation

(Exact Name of Registrant as Specified in Charter)

Maryland	001-33097	02-0681276
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1521 Westbranch Drive, Suite 100
McLean, Virginia	22102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 287-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Entry into Preferred Stock Sales Agreement

On June 22, 2016, Gladstone Commercial Corporation, a Maryland corporation (the “Company”), and its operating partnership, Gladstone Commercial Limited Partnership, a wholly-owned, consolidated subsidiary of the Company and a Delaware limited partnership (the “Operating Partnership”), entered into a Controlled Equity OfferingSM sales agreement (the “Series D Preferred Stock Sales Agreement”) with Cantor Fitzgerald & Co. (“Cantor Fitzgerald”), pursuant to which the Company may offer and sell shares of its 7.00% Series D Cumulative Redeemable Preferred Stock (liquidation preference $25.00 per share), par value $0.001 per share (the “Series D Preferred Stock”), having an aggregate offering price of up to $50.0 million (the “Preferred Shares”), from time to time through Cantor Fitzgerald, acting as sales agent and/or principal.

Pursuant to the Series D Preferred Stock Sales Agreement, the Preferred Shares may be offered and sold through Cantor Fitzgerald in transactions that are deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, including sales made directly on The NASDAQ Global Select Market or any existing trading market for the Series D Preferred Stock. In addition, with our prior consent, Cantor Fitzgerald may also sell the Series D Preferred Stock in negotiated transactions. Under the Sales Agreement, Cantor Fitzgerald will be entitled to compensation equal to up to 2.0% of the gross proceeds of the Preferred Shares it sells from time to time under the Series D Preferred Stock Sales Agreement. Subject to the terms and conditions of the Series D Preferred Stock Sales Agreement, Cantor Fitzgerald will use its commercially reasonable efforts to sell on the Company’s behalf any Preferred Shares to be offered by the Company under the Series D Preferred Stock Sales Agreement. The Company has no obligation to sell any of the Shares under the Series D Preferred Stock Sales Agreement, and the Company or Cantor Fitzgerald may at any time suspend solicitations and offers under the Sales Agreement.

The Preferred Shares will be issued pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-208953). The Company will file a prospectus supplement, also dated June 22, 2016, to the prospectus, dated February 1, 2016, with the Securities and Exchange Commission in connection with the offer and sale of the Preferred Shares.

The foregoing description of the Series D Preferred Stock Sales Agreement is not complete and is qualified in its entirety by reference to the entire Series D Preferred Stock Sales Agreement, a copy of which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

Cantor Fitzgerald also acts as sales agent under the Company’s existing i) Controlled Equity OfferingSM Sales Agreement of the Company’s common stock, par value $0.001 per share, and ii) Controlled Equity OfferingSM Sales Agreement of the Company’s 7.75% Series A Cumulative Redeemable Preferred Stock (liquidation preference $25.00 per share), par value $0.001 per share, and 7.50% Series B Cumulative Redeemable Preferred Stock (liquidation preference $25.00 per share), par value $0.001 per share.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Controlled Equity OfferingSM Sales Agreement, dated June 22, 2016, by and among Gladstone Commercial Corporation, Gladstone Commercial Limited Partnership, and Cantor Fitzgerald & Co.

5.1	Opinion of Venable LLP regarding the legality of shares.

8.1	Tax Opinion of Bass, Berry & Sims, PLC.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

23.2	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Commercial Corporation

June 22, 2016	By:	/s/ Danielle Jones
Danielle Jones
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

1.1	Controlled Equity OfferingSM Sales Agreement, dated June 22, 2016, by and among Gladstone Commercial Corporation, Gladstone Commercial Limited Partnership, and Cantor Fitzgerald & Co.

5.1	Opinion of Venable LLP regarding the legality of shares.

8.1	Tax Opinion of Bass, Berry & Sims, PLC.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

23.2	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.2).